Exhibit 99.1

Life Time Reports Preliminary Financial Results for Fourth Quarter and Full-Year Fiscal 2022 and Introduces Fiscal 2023 Guidance
CHANHASSEN, Minn. (January 9, 2023) – Life Time Group Holdings, Inc. (“Life Time,” “we,” “our” or the “Company”) (NYSE: LTH) today announced preliminary unaudited financial results for the fourth quarter and full-year fiscal 2022. The Company also introduced guidance for full-year fiscal 2023. The Company is providing these updates in advance of its participation at the ICR Conference today.
Preliminary Fourth Quarter 2022 Financial Results

				Three Months
	Three Months	Three Months		Ended
	Ended	Ended	Percent Change	December 31, 2022
($ in millions)	December 31, 2022	December 31, 2021	(Using Midpoint	(Guidance - Issued
	(Preliminary)	(Actual)	as Illustrative)	November 9, 2022)
Revenue	$472 – $473	$361	31%	$460 – $490
Net income (loss)	$10 – $12	$(305)	NM	$(10) – $(2)
Adjusted EBITDA	$104 – $106	$48	119%	$80 – $90
•Revenue is anticipated to be within the midpoint of our November 9, 2022, guidance and reflects strong growth in both membership dues and in-center revenues compared to the prior year period. Revenue growth is also expected to reflect the continued successful execution of our pricing strategy.
•We expect to achieve this strong revenue growth despite several new club openings occurring later in the fourth quarter than originally anticipated and two club openings that were delayed to January 2023.
•Total net center memberships are expected to decline approximately 3,500 in the fourth quarter, significantly less than the seasonal membership decline we typically see in the fourth quarter. As a comparison, in the same quarter in 2019 we declined just over 13,000 net center memberships.
•Total comparable center sales are expected to increase 26 percent in the quarter compared to the prior year period.
•We opened five new clubs in the fourth quarter and 10 new clubs in 2022.
•Net income and Adjusted EBITDA are anticipated to be better than our November 9, 2022, guidance for both the fourth quarter and the full fiscal year, due primarily to a faster implementation of our margin expansion activities, lower than anticipated expenses related to our self-insured medical plan and lower real estate taxes.
•Expected net income and Adjusted EBITDA improvement versus the prior-year period is also a result of the continued growth in membership dues and in-center revenues, and the continued successful execution of our pricing strategy.
Preliminary Full-Year 2022 Financial Results

				For the Year Ended
	For the Year Ended	For the Year Ended	Percent Change	December 31, 2022
($ in millions)	December 31, 2022	December 31, 2021	(Using Midpoint	(Guidance - Issued
	(Preliminary)	(Actual)	as Illustrative)	November 9, 2022)
Revenue	$1,822 – $1,823	$1,318	38%	$1,810 – $1,840
Net income (loss)	$(4) – $(2)	$(579)	NM	$(26) – $(17)
Adjusted EBITDA	$279 – $281	$80	250%	$255 – $265
See “Preliminary Financial Results” below.

Introduction of Fiscal 2023 Annual Guidance
The Company is also introducing the following select guidance for full-year fiscal 2023:
•$2.2 billion – $2.3 billion in Revenue (growth of ~23% at midpoint versus preliminary 2022 results)
•$430 million – $450 million in Adjusted EBITDA (growth of ~57% at midpoint versus preliminary 2022 results)
We anticipate revenue growth will be driven primarily by the continued ramping of mature clubs, new club openings, strategic investments and pricing. We expect Adjusted EBITDA growth will be driven primarily by revenue growth and margin expansion activities.
We anticipate rent expense for fiscal 2023 to be $280 million – $290 million, which includes full annualized rents for the $375 million of sale-leasebacks we completed in 2022, rent from sale-leaseback transactions we expect to complete in 2023 and non-cash rent associated with sites where we expect to take possession and start construction but not open for operation in 2023.
The Company will provide more detailed 2023 guidance as part of the 2022 fourth quarter and full year earnings release in March.
Life Time at the ICR Conference – January 9, 2023
The Company is scheduled to participate in a fireside chat discussion at the 25th ICR Conference today at 4:30pm ET. Life Time Founder, Chairman and Chief Executive Officer, Bahram Akradi, and Chief Financial Officer, Bob Houghton, will participate on behalf of the Company.
The fireside chat will be webcast at: LTH Fireside Chat at ICR
The webcast may also be accessed, along with any related presentation material, on the Company’s Investor Relations website at ir.lifetime.life, where it will be archived for approximately 90 days.
About Life Time®
Life Time (NYSE: LTH) empowers people to live healthy, happy lives through its portfolio of more than 160 athletic country clubs across the United States and Canada. The Company’s healthy way of life communities and ecosystem address all aspects of healthy living, healthy aging and healthy entertainment for people 90 days to 90+ years old. Supported by a team of more than 30,000 dedicated professionals, Life Time is committed to providing the best programs and experiences through its clubs, iconic athletic events and comprehensive digital platform.
Preliminary Financial Results
The preliminary financial results described herein are unaudited, based upon estimates, and subject to adjustment based on the completion of the Company’s year-end financial closing procedures. The preliminary financial results have been prepared by management solely on the basis of currently available information. The estimates do not represent, and are not a substitute for, a comprehensive statement of the Company’s financial results for the periods presented, and the Company’s actual results may differ from the estimates as a result of final adjustments, the completion of financial closing procedures, including the annual year-end independent audit review, and other developments after the date of this release. The Company expects to report its full fourth quarter and fiscal year 2022 financial results in March 2023.
Use of Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in accordance with the generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures included in the tables accompanying this release should be carefully evaluated.
Adjusted EBITDA is defined as net income (loss) before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of the Company’s ongoing operations, including incremental costs related to COVID-19.

The Company presents non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.
The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2023 included in this press release in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits; legal settlements or other matters; and certain tax positions. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.
The Company includes a center, for comparable center sales purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its unaudited preliminary financial results for the fourth quarter and full-year fiscal year 2022 and its financial outlook for fiscal year 2023, opportunities for growth and margin expansion, consumer demand, industry and economic trends and successful signings and closings of sale-leaseback transactions (including the amount, pricing and timing thereof). These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.
Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, risks relating to our business operations and competitive and economic environment, risks relating to our brand, risks relating to the growth of our business, risks relating to our technological operations, risks relating to our capital structure, risks relating to our human capital, risks relating to legal compliance and risk management, risks relating to our financial performance and risks relating to ownership of our common stock and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2022 (File No. 001-40887), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.
These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
Ken Cooper, Life Time Investor Relations // InvestorRelations@lifetime.life
Jason Thunstrom, Life Time Corporate Communications // jthunstrom@lifetime.life or 952-229-7435

Reconciliation of Net Income (Loss) to Adjusted EBITDA for Fourth Quarter and Fiscal Year 2022
($ in millions)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2022	December 31, 2022
Net income (loss)	$10 - $12	$(4) - $(2)
Interest expense, net of interest income	29 - 29	114 - 114
Provision for (benefit from) income taxes	1 - 3	(3) - (1)
Depreciation and amortization	58 - 57	230 - 229
Share-based compensation expense	6 - 5	39 - 38
COVID-19 related expenses	2 - 2	3 - 3
Gain on sale-leaseback transactions	1 - 1	(98) - (98)
Other non-recurring expenses	(3) - (3)	(2) - (2)
Adjusted EBITDA	$104 - $106	$279 - $281